CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-141321, 333-134296, 333-173279, and 333-125362 on Form S-3 and Registration Statement No. 333-142848 on Form S-8 of PICO Holdings, Inc. of our report dated June 28, 2012, related to the financial statements and supplemental schedules appearing in this Annual Report on Form 11-K of PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
San Diego, CA
June 28, 2012